Q4 & Full-Year 2024 Earnings February 2025 Exhibit 99.2

2 Forward-Looking Statements Certain statements in this presentation are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market, Inc. (the “Company”) or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the Company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this presentation. These risks and uncertainties include, without limitation, the Company’s ability to execute on its long-term strategy; the Company’s ability to successfully compete in its competitive industry; the Company’s ability to successfully open new stores; the Company’s ability to manage its growth; the Company’s ability to maintain or improve its operating margins; the Company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; the current inflationary environment and future potential inflationary and/or deflationary trends; tariffs; and other factors as set forth from time to time in the Company’s Securities and Exchange Commission filings, including, without limitation, the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company intends these forward-looking statements to speak only as of the time of this presentation and does not undertake to update or revise them as more information becomes available, except as required by law. Non-GAAP Financial Measures We refer to adjusted gross profit, adjusted gross margin, EBIT, adjusted EBIT, adjusted EBIT Margin, and adjusted diluted earnings per share, each of which is a Non-GAAP Financial Measure. These measures are not prepared in accordance with, and are not intended as alternatives to, generally accepted accounting principles in the United States, or GAAP. The Company's management believes that such measures provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the Company’s financial results, and certain of these measures may be used as components of incentive compensation. The Company defines adjusted gross profit as gross profit, excluding the impact of special items. Adjusted gross margin reflects adjusted gross profit divided by net sales for the applicable period. EBIT is defined as net income before interest expense and provision for income tax, and adjusted EBIT as EBIT, excluding the impact of special items. Adjusted EBIT Margin reflects adjusted EBIT, divided by net sales for the applicable period. The Company defines adjusted diluted earnings per share as diluted earnings per share excluding the impact of special items. Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the Company’s business, or as a measure of cash that will be available to meet the Company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. To the extent forward looking non-GAAP financial measures are provided herein, they are not reconciled to comparable forward-looking GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

Sprouts 2024 Accomplishments

- Opened **33 new stores**, creating **~3,300 new jobs** and expanded our footprint to our 24th state - Wyoming
- **Sprouts Brand grew to 23%** of sales in 2024 and added ~300 new items
- **Accelerating** comp and traffic
- **Cross functional teamwork** led to top-notch execution of merchandise events, store openings, customer engagement and improved operations
- **E-commerce sales grew to over $1B** and added UberEats to expand access
- **Culture work** led to team member **retention reaching all-time highs**
- Diluted EPS up 32%(1)

(1) See the Appendix to this presentation for a reconciliation of diluted EPS to Adjusted diluted EPS. Reflects comparison of 2024 diluted EPS to 2023 adjusted diluted EPS


SPROUTS
FARMERS MARKET
150
SIGN UP
AND SAVE!

Fourth Quarter 2024 Highlights Net Sales +18% Comps(1) +11.5% New Store Openings 12 Diluted EPS $0.79 EPS Growth(2) +61% Share Repurchases(3) $108M (1) Comparable Store Sales (2) Reflects comparison of Q4 24 diluted EPS to Q4 23 adjusted diluted EPS (3) Excluding excise tax 4

Fourth Quarter Sales Drivers • Comp performance broad-based and balance across channels, geography, baskets and traffic • Strong performance across all categories - with attribute-driven products leading the way • Foraging Team driving innovative and trending products, in both branded and Sprouts Brand • Meeting the needs of customers during key holiday moments

Full-Year 2024 Highlights Net Sales +13% Comps(1) +7.6% New Store Openings 33 Diluted EPS $3.75 EPS Growth(2) +32% Cash Generation $645M From Operations Share Repurchases(3) $238M (1) Comparable Store Sales (2) Reflects comparison of 2024 diluted EPS to 2023 adjusted diluted EPS (3) Excluding excise tax 6

7 Structurally Improved Margin Profile (1) 2023 gross margin is on an adjusted basis. See the Appendix to this presentation for a reconciliation of gross margin to adjusted gross margin. (2) See the Appendix to this presentation for a reconciliation of EBIT and EBIT margin to adjusted EBIT and adjusted EBIT margin for 2019 & 2023. There were no material adjustments to 2022 & 2024 EBIT; thus, only EBIT and EBIT margin are presented for those periods. EBIT & EBIT MARGIN % (2) 33.6% 36.7% 36.9% 38.1% 2019 2022 2023 2024 $218 $358 $396 $504 3.9% 5.6% 5.8% 6.5% 2019 2022 2023 2024 ($ in mm) GROSS MARGIN % (1)

8 Strong Balance Sheet, Robust Cash Flows Self Fund our Growth and Deliver Shareholder Value through Ongoing Share Repurchase Program ($ in mm) (1) Capital expenditures are net of landlord reimbursement (2) Excluding excise tax $81 $112 $213 $200 $188 $200 $203 $238 $365 $371 $465 $645 Cap Ex Share Repurchase Operating Cash Flow 2021 2022 2023 2024 (1) (2)

9 Full-Year 2025 Outlook Expect to open at least 35 new stores Capex (net of landlord reimbursement) $230 million to $250 million First Quarter 2025: Comp sales growth of 10% to 11% and Adjusted diluted EPS $1.51 to $1.55 Total sales growth of 10.5% to 12.5% Comp sales growth of 4.5% to 6.5% Adjusted earnings before interest & taxes (EBIT) $590 million to $610 million Adjusted diluted earnings per share (EPS) $4.52 to $4.68

10 Appendix

Appendix

The following table shows a reconciliation of adjusted gross margin to gross margin, EBIT and adjusted EBIT to net income, adjusted EBIT margin to EBIT margin, as well as a reconciliation of adjusted net income and adjusted diluted earnings per share to net income and diluted earnings per share for the fiscal years ended December 29, 2024, December 31, 2023, January 1, 2023 and December 29, 2019

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
NON-GAAP MEASURE RECONCILIATION
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Fifty-Two Weeks ended Dec 29, 2024	Fifty-Two Weeks ended Dec 31, 2023	Fifty-Two Weeks ended Jan 1, 2023	Fifty-Two Weeks ended Dec 29, 2019
Net sales	$ 7,719,290	$ 6,837,384	$ 6,404,223	$ 5,634,835
Gross profit	$ 2,941,491	$ 2,521,841	$ 2,348,564	$ 1,894,818
Special items	—	2,955 (1)	—	—
Adjusted gross profit	2,941,491	2,524,796	2,348,564	1,894,818
Gross margin	38.1 %	36.9 %	36.7 %	33.6 %
Adjusted gross margin	38.1 %	36.9 %	36.7 %	33.6 %
Net income	$ 380,601	$ 258,856	$ 261,164	$ 149,629
Income tax provision	126,097	84,884	88,149	46,539
Interest (income) expense, net	(2,201)	6,491	9,047	21,192
Earnings before interest and taxes (EBIT)	504,497	350,231	358,360	217,360
Special items	—	46,034 (2)	—	508 (3)
Adjusted EBIT	$ 504,497	$ 396,265	$ 358,360	$ 217,868
EBIT margin	6.5 %	5.1 %	5.6 %	3.9 %
Adjusted EBIT margin	6.5 %	5.8 %	5.6 %	3.9 %
Net Income	$ 380,601	$ 258,856	$ 261,164	$ 149,629
Special items, net of tax	—	34,272 (2)	—	377 (3)
Adjusted Net income	$ 380,601	$ 293,128	$ 261,164	$ 150,006
Diluted EPS	$ 3.75	$ 2.50	$ 2.39	$ 1.25
Adjusted diluted EPS	$ 3.75	$ 2.84	$ 2.39	$ 1.25
Diluted weighted average shares outstanding	101,379	103,390	109,139	119,742

(1) Includes approximately $3 million in Cost of sales related to store closures and our supply chain transition.
(2) Includes approximately $28 million in store closure and other costs, net primarily related to impairment charges and $6 million in Depreciation and amortization (exclusive of depreciation in cost of sales) for accelerated depreciation in connection with store closures, $9 million in selling, general and administrative expenses related to stores closures, our supply chain transition and acquisition-related costs, and $3 million in Cost of sales related to store closures and our supply chain transition. After-tax impact includes the tax benefit on the pre-tax charge.
(3) Includes direct costs associated with store closures or relocations. After-tax impact includes the tax benefit on the pre-tax charge.

11